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                                  Exhibit 23.1

                       Consent of Independent Accountants
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We hereby consent to the incorporation by reference in the Prospectus Supplement of First Horizon Home Loans, relating to Mortgage Pass-Through Certificates, Series 2004-3, comprising part of the Registration Statement (No 333-110100) of First Horizon Asset Securities Inc., of our report dated February 13, 2004 relating to the financial statements, which appears in Item 8 of MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statements of MBIA Insurance Corporation as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, which is included in Exhibit 99 to such Annual Report on Form 10-K. We also consent to the reference to us under the headings "Experts" in the Prospectus Supplement.



April 27, 2004







                                        By: /s/ PricewaterhouseCoopers LLP
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                                           PricewaterhouseCoopers LLP